Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 25, 2010 on the 2010 and 2009 consolidated financial statements included in the Annual Report of Miller Petroleum, Inc. on Form 10-K for the year ended April 30, 2010.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Miller Petroleum, Inc. on Form S-8 for the Miller Petroleum, Inc. Stock Plan.

/s/ Sherb & Co., LLP

Sherb & Co., LLP

New York, New York

December 10, 2010